UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 21, 2024

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Main Street, Chatham, New Jersey 07928

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (862) 904-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.06	Results of Operations and Financial Conditions.

As previously disclosed in the Current Report on Form 8-K filed by Tonix Pharmaceuticals Holding Corp. (the “Company”) with the Securities Exchange Commission (the “SEC”) on May 22, 2024, the Company announced that it decommissioned its approximately 45,000 square foot bio-safety level-2 facility intended for clinical scale manufacturing of live-virus vaccines and biologics, the Advanced Development Center, in the New Bedford business park in Dartmouth, Massachusetts (the “ADC”), to align the Company’s capital and human resources with its previously announced strategic prioritization of its Tonmya™ (TNX-102 SL cyclobenzaprine HCl sublingual tablet) product candidate for the management of fibromyalgia.

In connection with the preparation and review of its financial statements for the quarter ended June 30, 2024, the Company engaged valuation consultants to conduct an appraisal of the ADC and equipment included therein. Based on the appraisals received on the ADC and related equipment, the Company expects that the financial statements for the quarter ended June 30, 2024 will reflect a non-cash impairment in the amount of approximately $50 million. The impairment amount reflects several factors, including the assumption, for purposes of this analysis only, that the ADC would not be operated as a GMP facility, but would instead be used for general industrial purposes. It also assumes estimated resale value of the related equipment, machinery and other personal property. The Company previously announced that it engaged an international real estate brokerage firm to find a strategic partner or buyer for the ADC to align with the Company’s current business objectives and priorities. The facility could be recommissioned and operated as a GMP facility.

The estimated amount of the impairment charge described above is subject to the completion of the Company’s financial closing procedures for the quarter ended June 30, 2024, which have not yet been completed. Actual results for the quarter ended June 30, 2024 may differ materially from this estimate. Therefore, undue reliance should not be placed upon this preliminary estimate. The Company does not expect the impairment charge to have any impact on its future operations, nor affect its liquidity or cash flows from operating activities.

Forward Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s impairment charge and the estimated amount of the impairment charge, product development, clinical trials, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the SEC. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: July 24, 2024	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer